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                     RENEWAL REVOLVING CREDIT NOTE
                     -----------------------------
                                ("Note")


COMMONWEALTH PREMIUM FINANCE CORPORATION a Kentucky corporation
220 Lexington Green Circle, Suite 600
Lexington, Kentucky 40503

$2,500,000.00

DATE: December 28, 1999

Executed at Lexington, Kentucky

     1. FOR VALUE RECEIVED, COMMONWEALTH PREMIUM FINANCE CORPORATION ("Borrower"), promises to pay to the order of BANK ONE, KENTUCKY, NA, a national banking association (the "Bank"), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) or so much thereof as may be advanced by Bank and outstanding from time to time under this Note pursuant to the Loan Agreement between Borrower and Bank dated as of December 28, 1999 (the "Loan Agreement") and to pay interest from the date hereof on such principal amount from time to time outstanding at the per annum rate equal to the Prime Rate of interest as declared by Bank from time to time and adjusted daily, all of such payments to be made in lawful money of the United States of America in immediately available funds, without defalcation. "Prime Rate" of interest as used herein means a variable rate of interest announced from time to time by Bank as its prime rate whether or not such rate is otherwise published, which rate may not be Bank's lowest or best rate; provided, that in the event this Note is assigned to another holder which is a commercial bank, Prime Rate shall mean the reference rate of interest established by such subsequent holder from and after the date of such assignment, as its prime rate from time to time. The Prime Rate shall be adjusted each time and at the time the Bank's prime rate changes.

     2. This Note represents a renewal, and not a novation, of that certain Renewal Revolving Credit Note dated June 20, 1999. All terms not otherwise defined herein shall have the same meaning given to them in the Loan Agreement. Advances under this Note shall only be made in accordance with the terms and conditions set forth in the Loan Agreement and provided that no Event of Default as defined herein or in the Loan Agreement has occurred or then exists. This Note, the Loan Agreement and any and all other documents referred to in the Loan Agreement or instruments securing repayment of this Note or relating thereto, whether made by Borrower or any other person(s) or entities, are hereinafter referred to collectively as the "Loan Documents".

     3. This Note evidences indebtedness of Borrower to Bank which indebtedness may increase or decrease from time to time and the total amount advanced pursuant hereto may exceed the face amount hereof; provided, however, the aggregate principal amount outstanding hereunder shall not exceed the face amount of this Note at any time. It is further contemplated that, by reason

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of payments hereon, there may be times when no indebtedness is owing hereunder, but notwithstanding such occurrences, this Note shall remain valid and shall continue to be in full force and effect as to Advances made subsequent to each such occurrence.

     4. Borrower shall repay this Note by paying all accrued interest monthly beginning on January 28, 2000, and continuing on the 28th day of each month until June 30, 2000 (the "Maturity Date") at which time all outstanding principal and accrued interest shall be due and payable in full. Interest on this Note shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Borrower shall make each payment under this Note not later than 12:00 p.m. (Noon), Lexington, Kentucky, Eastern time, on the date when due, in lawful money of the United States of America, to Bank at its Lexington Office, in immediately available funds. Borrower hereby authorizes Bank to charge against any account of Borrower with Bank containing unrestricted funds any amount so due. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or banking holiday, such payment shall be made on the next succeeding Domestic Business Day, and such extension of time shall be in such case be included in the computation of the payment of interest.

     5. The obligations evidenced by this Note or the Loan Agreement are secured by the Security Agreement dated of even date from Borrower, and a Stock Pledge and Security Agreement (as defined in the Loan Agreement) dated of even date from UNIFIED FINANCIAL SERVICES, INC., which secures its Guaranty dated of even date, in favor of Bank.

     6.  If any payment required under the Note is not paid within ten
(10) days after such payment is due, then, at the option of Bank, Borrower shall pay a late charge equal to five percent (5.0%) of the amount of such payment or $25.00, whichever is greater, up to the maximum amount of $750.00 per late charge to compensate Bank for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Bank. Upon the occurrence of any Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, Bank, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the interest rate under this Note to the rate that is three percent (3.0%) above the rate that would otherwise be payable thereunder, and (ii) add any unpaid accrued interest to principal and such sum shall bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate under this Note shall not exceed the maximum rate permitted by applicable law under any circumstances and if such increased rate of interest exceeds the maximum amount permitted under applicable law in such circumstances, the amount of the increased interest rate shall be increased by such lesser maximum amount as legally may be allowed, and Bank's entitlement to such sum shall be in addition to, and not in lieu of, all other rights and remedies available to Bank as a result of such overdue payment. If a law which applies to this Note is interpreted so that the interest collected or to be collected hereunder exceeds the legal amount, then the interest rate charged hereunder shall be reduced by the amount necessary to reduce

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the interest charged to the maximum legal amount and this Note and all sums due hereunder shall immediately become due and payable in full at the election of the holder hereof. It is agreed that all matured interest installments outstanding shall also bear interest until paid at the same rate that continues to accrue on the principal outstanding.

     7.  Bank and Borrower agree to binding arbitration as provided in
Section 9.20 of the Loan Agreement.

     8. The occurrence of any Event of Default specified in the Loan Agreement or in any of the other Loan Documents or in any other agreement now or hereafter arising between Borrower and Bank shall constitute an Event of Default hereunder.

     9. The occurrence of any Event of Default shall entitle the holder hereof to declare the entire principal balance of this Note, together with all accrued interest, and all other liabilities, indebtedness and obligations of Borrower to Bank, whether now existing or hereafter created, to be immediately due and payable, and to take any and all action allowed the holder by law or equity, under the terms of this Note and under the terms of any other agreements between Borrower and Bank.

     10. All rights and remedies of Bank under this Note, any document securing or relating thereto, and under any other applicable law or at equity, are and shall be cumulative to the greatest extent permitted by law. The delay or failure of Bank or the holder hereof to insist upon strict performance of any of the terms of this Note, or to exercise any rights herein confirmed shall not be construed as a waiver or relinquishment to any extent of Bank's or the holder's right to assert or rely upon such terms or rights at any subsequent time or in any other instance.

     11. Borrower and all endorsers, guarantors and all other parties to this Note hereby:

          (a) consent to the negotiation or assignment of this Note to any other person at any time;

          (b) waive presentment and demand, notice of demand, notice of dishonor, protest and notice of protest and non-payment thereof and all other notices or demands in connection with the delivery, acceptance, performance, default, enforcement, endorsement or guarantee hereof;

          (c) waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States;

          (d) waive any requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require the holder hereof to proceed against any persons or any collateral or any other property or with respect to any other rights in any particular order and agree that the holder may elect not to proceed against any collateral securing this note and may instead seek to

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               enforce and collect this note through whatever means
               may otherwise be available at law or equity; and

          (e) agree that Bank shall have the right, but not the obligation, without notice to Borrower or any other party, to renew this Note, grant the Borrower extensions of time for, or changes in the amounts of, payment of this Note or any other indulgence or forbearance by Bank, and Bank may release any or all of the security and collateral for this Note, and modify the terms of any of the Loan Documents or any other document securing or relating to this Note, and may release any guarantors, endorsers or any party to this Note, and otherwise deal in any way, at any time, with Borrower, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for any of the obligations of Borrower under this Note, in every instance without the consent of Borrower or any such other parties and without in any way affecting the continuing liability of the Borrower or any such other parties hereunder or under any of the other Loan Documents.

     12. Upon any Event of Default, Bank shall have the right to set off, without notice to Borrower, and Borrower hereby grants Bank a security interest in, any and all deposits, credits, accounts, securities, certificates of deposit, cash, instruments, documents, general intangibles and any other property or other sums of Borrower at any time or times held by Bank or credited by or due from Bank to Borrower, except those held by Bank in a restricted or fiduciary capacity, and all products and proceeds thereof, as additional security for all sums due hereunder and all other liabilities of Borrower to Bank, whether now existing or hereafter arising or acquired and whether absolute or contingent.

     13. Borrower agrees that it will pay to Bank or the holder hereof all costs and expenses including, without limitation, reasonable attorneys' fees, incurred by Bank in connection with the preparation of this Note and all related documentation, the enforcement thereof, and the collection or attempted collection of the sums due hereunder or in securing or attempting to secure or protecting and defending or attempting to protect and defend holder's interest in any property securing this Note.

     14. BORROWER AND BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN BANK AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

     15. Borrower agrees that the sole proper venue for the determination of any litigation commenced by either Borrower or Bank on any basis shall be in a court of competent jurisdiction

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which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and Borrower expressly waives any right to a determination of any such litigation against Bank by a court in any other venue. Borrower further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over Borrower, and Borrower waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. Borrower acknowledges that this Note was executed and delivered in the Commonwealth of Kentucky and shall be governed and construed in accordance with the laws thereof. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state.

     16. The substantive laws of the Commonwealth of Kentucky (without regard to provisions governing conflicts of laws) shall govern the construction of this Note and the rights and remedies of the parties hereto.

     17. Time is of the essence in the payment and performance of all of Borrower's obligations under this Note and all documents securing this Note or relating hereto.

     18. This Note cannot be modified, altered or amended except by an agreement in writing duly signed and acknowledged by authorized representatives of Bank and Borrower.

     19. If any one or more of the provisions of this Note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this Note shall not impair the validity or enforceability of any other provision of this Note.

     20. This Note shall bind the heirs, successors and assigns of Borrower and shall inure to the benefit of Bank and its successors and assigns. Borrower shall not assign or allow the assumption of its rights and obligations hereunder without Bank's prior written consent.

     DATED as of the day and year first above written.

                              COMMONWEALTH PREMIUM FINANCE
                              CORPORATION, a Kentucky corporation

                              BY: /s/ John R. Owens
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                              TITLE: Vice President
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